UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2020

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the RSA and the Stalking Horse Purchase Agreement (each as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

The Debtors filed motions with the Bankruptcy Court seeking authorization to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re: Garrett Motion Inc., 20-12212.”

To ensure their ability to continue operating in the ordinary course of business and minimize the effect of bankruptcy on the Debtors’ customers and employees, the Debtors filed motions for customary “first day” relief with the Bankruptcy Court.

Restructuring Support Agreement

On the Petition Date, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with consenting lenders (the “Consenting Lenders”) holding, in the aggregate, approximately 61% of the aggregate outstanding principal amount of loans under that certain Credit Agreement, dated as of September 27, 2018, (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Credit Agreement”) by and among the Company, as Holdings, Garrett LX III S.à r.l., as Lux Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower, Garrett Motion Sàrl, as Swiss Borrower, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the RSA, the Consenting Lenders and the Debtors have agreed to the principal terms of a financial restructuring, which will be implemented through a plan of reorganization under the Bankruptcy Code (the “Plan”), and will include the sale of all or substantially all of the assets of certain Debtors’ and of the stock of certain Debtors and other subsidiaries, as further described below.

The RSA provides that the Consenting Lenders will support the Debtors’ restructuring efforts, including the proposed acquisition and the Plan, as set forth in, and subject to the terms and conditions of, the RSA. In addition, the Consenting Lenders have agreed to the Debtors’ entry into debtor-in-possession financing as contemplated by, and subject to the terms and conditions of, the term sheet for the DIP term loan facility attached to the RSA (the “DIP Term Sheet”). The DIP Term Sheet contemplates a senior secured, super-priority term loan with a maximum principal available amount of $250 million to be funded in two borrowings, in each case, subject to the terms and conditions described in the DIP Term Sheet, including court approval and the entering into of definitive documentation. The proceeds of the DIP term loan facility, to the extent entered into, are to be used by the Debtors to (a) pay certain costs, premiums, fees and expenses related to the Chapter 11 Cases, (b) make payments pursuant to any interim or final order entered by the Bankruptcy Court pursuant to any “first day” motions permitting the payment by the Debtors of any prepetition amounts then due and owing, (c) make certain adequate protection payments and (d) fund working capital needs of the Debtors and their subsidiaries to the extent permitted by the Debtors’ budget then in effect. In exchange for the agreements provided by the Consenting Lenders in the RSA, the Debtors have agreed to effectuate their restructuring consistent with the terms of the restructuring term sheet attached to the RSA, and certain notice and consent rights.

Stalking Horse Purchase Agreement

On the Petition Date, certain of the Debtors (the “Sellers”) also entered into a share and asset purchase agreement (the “Stalking Horse Purchase Agreement”) with AMP Intermediate B.V. (the “Stalking Horse Bidder”) and AMP U.S. Holdings, LLC, each affiliates of KPS Capital Partners, LP, pursuant to which the Stalking Horse Bidder has agreed to purchase, subject to the terms and conditions contained therein, all of the equity interests in each of Garrett LX I S.à r.l., and Garrett Transportation I Inc. (subject to an election by the Stalking Horse Bidder to purchase substantially all of the assets of Garrett Transportation I Inc., instead of its equity), along with certain other assets and liabilities of the Debtors (the “Acquired Assets”) pursuant to a plan of reorganization under the Bankruptcy Code.

The acquisition of the Acquired Assets pursuant to the Stalking Horse Purchase Agreement is subject to approval of the Bankruptcy Court and an auction to solicit higher or otherwise better bids. Other interested bidders would be permitted to participate in the auction if they submit qualifying offers that are higher or otherwise better than the Stalking Horse Purchase Agreement. If the Debtors receive additional bids, the Debtors expect to conduct an auction for the Acquired Assets within 65 days after the commencement of the Chapter 11 cases, or on such date as otherwise ordered by the Court. The Stalking Horse Purchase Agreement serves as the minimum or floor bid on which the Debtors, their creditors, suppliers, vendors, and other bidders may rely.

Under the terms of the Stalking Horse Purchase Agreement, the Stalking Horse Bidder has agreed, absent any higher or otherwise better bid, to purchase the Acquired Assets from the Sellers for $2.1 billion, subject to certain adjustments in accordance with the terms and conditions of the Stalking Horse Purchase Agreement, plus the assumption of specified liabilities. The Stalking Horse Purchase Agreement also provides that, if, among other reasons, the Company terminates the Stalking Horse Purchase Agreement in favor of an alternative transaction, the Company will pay to the Stalking Horse Bidder a break-up fee equal to $63 million and reimburse certain reasonable, documented, out-of-pocket costs and expenses, including those incurred by the Stalking Horse Bidder in connection with the negotiation, drafting, and execution of the Stalking Horse Purchase Agreement.

The Stalking Horse Purchase Agreement contains customary representations, warranties and covenants. The Stalking Horse Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by any party, by giving written notice to the other party if (a) any court of competent jurisdiction or other competent governmental authority issues a final, non-appealable order prohibiting the transactions or (b) if the closing has not occurred prior to March 31, 2021; (iii) by any party, for certain material breaches by the other parties of representations and warranties or covenants that remain uncured; (iv) by any party, if (a) the Sellers enter into a definitive agreement with respect to an alternative transaction (including because the Stalking Horse Bidder is not the prevailing party at the conclusion of the auction) or (b) the Bankruptcy Court approves an alternative transaction; (v) by the Stalking Horse Bidder if (a) certain milestones related to the approval of the transactions by the Bankruptcy Court are not met, (b) the Bankruptcy Cases are dismissed or converted to cases under Chapter 7 of the Bankruptcy Code (and neither such dismissal or conversion contemplates the transaction) or (c) Sellers withdraw or seek to withdraw any motion seeking Bankruptcy Court material relief contemplated in the Stalking Horse Purchase Agreement; or (vi) by the Stalking Horse Bidder if the RSA is terminated. If a termination occurs pursuant to (iii) (regarding a breach by Sellers), (iv) or (v)(a) (but only with regards to a certain milestone) or (v)(c), such termination will be subject to the Stalking Horse Bidder’s right to receive the termination payment and expense reimbursement payment. If a termination occurs pursuant to (iii) (regarding breach by the Stalking Horse Bidder), such termination will be subject to the Company’s right to receive a reverse termination payment equal to $105 million.

Distributions in Chapter 11 Cases

Solely for purposes of allocating the purchase price paid by the Stalking Horse Purchaser, the Debtors and the Stalking Horse Purchaser have agreed to allocate the purchase price as set forth in the Stalking Horse Purchase Agreement. The Stalking Horse Purchase Agreement provides for the aggregate purchase price of $2.1 billion (as subject to the adjustment) to be allocated between (i) sale of equity interests in Garrett Transportation I Inc., (ii) sale of other assets and assumption of other liabilities transferred by the Sellers and (iii) sale of equity interests in Garrett LX I S.à r.l.

Notwithstanding the allocation provisions in the Stalking Horse Purchase Agreement, it is currently expected that the distribution of net sales proceeds from the Debtors will be determined by a settlement agreement entered into between Garrett Motion Holdings Inc. (“GMHI”), the Seller of the equity interests in Garrett Transportation I Inc., and Garrett ASASCO Inc. (“ASASCO”), the Seller of the equity interests in Garrett LX I S.à r.l.

The Debtors determined prior to the commencement of the Chapter 11 Cases to engage independent directors at each of GMHI and ASASCO. These independent directors have been appointed to transaction committees which have been delegated authority to, among other things, negotiate and, if negotiations are successful, recommend an arm’s-length settlement allocating distributable value for the sale among GMHI and ASASCO, premised on the closing of the sale pursuant to the Stalking Horse Purchase Agreement. Each of these transaction committees is advised by external legal counsel and other advisors to assist in negotiating an intercompany settlement. This settlement between GMHI and ASASCO, if achieved, is expected to avoid costly and time-consuming litigation between the groups regarding allocation of distributable value in the Chapter 11 Cases.

These transaction committees are still in the process of negotiating the intercompany settlement. However, these transaction committees are expected to take into account a variety of claims and disputes and such matters as the respective transaction committees consider applicable. The ultimate amount allocated among the Debtors for purposes of the intercompany settlement and distributions in the Chapter 11 Cases may vary from the allocation set forth in the Stalking Horse Purchase Agreement. If and when GMHI and ASASCO have reached a settlement and resolution, the Debtors will file a motion with the Bankruptcy Court seeking approval of the settlement. Any such settlement would be subject to approval of the Bankruptcy Court.

The Company expects to distribute to stockholders all of the net sales proceeds and the proceeds from any litigation claims by the Debtors against Honeywell or other parties remaining after payment of expenses and the allowed claims of creditors (including the repayment of the Company’s prepetition debt and debtor-in-possession financing out of the sales proceeds). However, the timing and amount of any such distributions to stockholders is uncertain at this time. Any such distributions may be materially impacted by transaction fees and expenses in connection with the Chapter 11 Cases.

The foregoing descriptions of the RSA and Stalking Horse Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the RSA filed as Exhibit 10.1 hereto, and the Stalking Horse Purchase Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations, as applicable, under the following debt instruments (the “Debt Instruments”):

•	Prepetition Credit Agreement; and

•	5.125% Senior Notes due 2026.

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal, interest and all other amounts due thereunder shall be immediately due and payable.

Any efforts to enforce the payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Press Release

On the Petition Date, the Company issued a press release announcing the filing of the Chapter 11 Cases, the signing of the RSA and the Stalking Horse Purchase Agreement and the debtor-in-possession financing commitments as described in Item 1.03. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Court filings and other documents related to the Chapter 11 cases are available at http://www.kccllc.net/garrettmotion or by calling the Company’s proposed claims agent, Kurtzman Carson Consultants LLC, at (866) 812-2297 (U.S./Canada), (781) 575-4050 (International) or +800 3742 6170 (International Toll Free) or sending an email to GarrettInfo@kccllc.com.

Cleansing Materials

Beginning in August 2020, the Company commenced discussions with certain lenders under the Prepetition Credit Agreement and legal and financial advisors for such lenders and holders (the “Ad Hoc Group”) regarding a potential restructuring transaction.

The Company entered into confidentiality agreements (collectively, the “NDAs”) with certain members of the Ad Hoc Group. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to the Ad Hoc Group (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. Copies of the Cleansing Material, including a presentation made to members of the Ad Hoc Group and accompanying supplemental materials are attached hereto as Exhibit 99.2.

The Cleansing Materials contain discussion materials related to the impact of the COVID-19 pandemic and general economic conditions on the Company’s financial condition and results of operations, including certain financial projections. The Cleansing Materials are based solely on information available to the Company as of the date of the Cleansing Materials and, therefore, the projections included therein may differ from actual results and such differences may be material. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the U.S. Securities and Exchange Commission. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

The descriptions in this Form 8-K of the Cleansing Material do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the Cleansing Material attached as Exhibit 99.2 hereto.

The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our plans to pursue litigation against Honeywell and our Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2019, as updated by our quarterly report on Form 10-Q for the period ended June 30, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of September 20, 2020, by and among Garrett Motion Inc., the Company Parties and the Consenting Lenders.

10.2

Share and Asset Purchase Agreement, dated as of September 20, 2020, by and among Garrett Motion Inc., Garrett Motion Holdings Inc., Garrett ASASCO Inc., Garrett Motion Holdings II Inc., AMP Intermediate B.V. and AMP U.S. Holdings, LLC.*

99.1	Press Release of Garrett Motion Inc., dated September 20, 2020.

99.2	Lender Cleansing Materials

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2020	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary